EXHIBIT 10(f)

INNOVA PURE WATER, INC.

13130 56th Court. Suite 609

Clearwater, Florida 33760

John E. Nohren, Jr.

Cl1airman and Treasurer

May 16, 2005

Referencing the te1ephonic Board of Directors meeting held on May 16th, 2005, related to the deferred compensation and options held by John Nohren and Rose Smith.  After much discussion, which covered numerous details, among which were that neither party accumulated deferred income or options subsequent to March 31.2004.  It was also noted that neither party had received actual payment for their services for an extended period preceding March 31, 2004.  Both parties worked constantly throughout this period until this day without compensation.  Through their efforts and financial support they were able to sustain Innova as a viable Corporation for the Shareho1ders, and position the Company for the pending acquisition.

1n addition both parties had paid numerous charges for Company related expenses from their own accounts without reimbursement.

As a condition of concluding the acquisition of Numera Software and DesertView Management, which has been deemed to be desirable for the Innova shareholders, who in turn for fifty percent of Innova, will receive one-hundred percent of the subject Companies plus financial transactions infusing $112,000 and removing $188,000 of debt from the Corporations books; the following was resolved:

1.

Rose Smith in exchange for deferred income of $223,861, will receive 1,316,829 shares of stock issued under rule 144.

2.

Rose Smith will exchange her current option package for 1,250,000 shares on a 1/3 basis and receive 417,667 shares issued under rule 144.

3.

John Nohren in exchange for deferred income of $93,927 will receive 552,512 shares of stock issued under rule 144.

4.

John Nohren will exchange his current option package for 1,270,000 shares on a 1/3 basis and receive 423,333 shares issued under rule 144.

One further condition required by Innova's outside Director was that the non-reimbursed expenses:

1.

Of Rose Smith shall not be reimbursed for more than $3,000 even though her actual expenses personally accrued may be more.

2.

Of John Nohren, will be personally absorbed through the date of closing.

The resolution passed by unanimous vote; the signatures of the Directors follow.

John E. Nohren - Chairman

Rose Smith - Director

Peter Christensen - Director